UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously disclosed, on February 9, 2026, Sadot Group Inc. (the “Company”) issued four 8% Unsecured OID Debentures each in the original principal amount of $271,739.13, in the aggregate original principal amount of $1,086,956.52 (collectively, the “February Debentures”), pursuant to those certain Securities Purchase Agreements, each dated as of February 6, 2026, between the Company and the respective purchasers thereunder (the “February SPAs”). The February Debentures matured on May 30, 2026 and remained outstanding.

Assignment of Debenture Nata Solutions Inc.

On August 17, 2026, Nata Solutions Inc. (“Nata”), the holder of a February Debenture (the “Assigned Debenture”), assigned the Assigned Debenture to a third-party assignee (“Assignee Debenture Holder”) pursuant to an Assignment and Assumption of Debenture among Nata, the Assignee Debenture Holder and, solely for certain limited purposes, the Company (the “Assignment”), for a cash purchase price paid by the Assignee Debenture Holder to Nata equal to the outstanding principal amount thereof. The Company consented to the assignment and registered the transfer of the Assigned Debenture.

Debt Settlement and Share Issuance Agreement

On August 17, 2026, the Company and the Assignee Debenture Holder entered into a Debt Settlement and Share Issuance Agreement (the “Settlement Agreement”), pursuant to which the entire outstanding principal amount of the Assigned Debenture (US$271,739.13) was settled, extinguished and discharged in full in exchange for the issuance to the Assignee Debenture Holder of 32,909 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and, such shares, the “Settlement Shares”). The Settlement Shares are to be issued within two (2) business days of the date of the Settlement Agreement in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) thereof.

The issuance of the Settlement Shares is subject to a 4.99% beneficial ownership limitation (which may be increased by the Assignee Debenture Holder to 9.99% upon 61 days’ prior notice), an aggregate exchange cap of 19.99% of the outstanding Common Stock in accordance with Nasdaq Listing Rule 5635(d) absent stockholder approval, and a daily leak-out limitation of 15% of the daily trading volume of the Common Stock. The Settlement Agreement contains mutual releases, effective upon the Assignee Debenture Holder’s receipt of the Settlement Shares, and customary representations, warranties and covenants of the parties.

Holders’ Approval; Maturity Amendments

In connection with the foregoing, the holders of the remaining February Debentures executed and delivered a Written Approval and Consent of Holders, dated as of August 17, 2026 (the “Holders’ Approval”), pursuant to which such holders, among other things, (i) approved and consented to the Assignment and the Settlement Agreement for purposes of Section 8 of the February Debentures, (ii) waived their rights to receive an equivalent offer or otherwise to participate in the settlement under the equal treatment provisions of Section 9 of the February Debentures and Section 4.11 of the February SPAs, and (iii) agreed to amend their respective February Debentures to extend the maturity date thereof to October 31, 2026 (the “Maturity Amendments”).

July Note Holder Consent

On August 17, 2026, the Company entered into a Consent, Waiver and Acknowledgment (the “July Note Consent”) with the holder of a senior secured convertible promissory note of the Company in the original principal amount of $4,000,000 issued on July 16, 2026 (the “July Note”) issued pursuant to that certain Securities Purchase Agreement, dated as of July 16, 2026 (the “July SPA”). Pursuant to the July Note Consent, the holder of the July Note consented to the Assignment, the Settlement Agreement, the Maturity Amendments and the other transactions described above (collectively, the “Proposed Transactions”) and provided a one-time waiver of applicable provisions of the July SPA, including the variable rate transaction and participation provisions thereof, in each case solely with respect to the Proposed Transactions, subject to the satisfaction or waiver of certain conditions. The Company also agreed to reimburse holder of the July Note for its fees and expenses incurred in connection with the consent.

The waiver provided in the July Note Consent do not extend to the anti-dilution provisions of the July Note. Accordingly, as a result of the issuance of the Settlement Shares at a price below the fixed conversion price of the July Note, the conversion price of the July Note automatically adjusted to price per share at which shares were issued in the Settlement Agreement pursuant to the terms of the July Note.

EPFA Consent

On August 17, 2026, the Company also entered into a Consent, Waiver and Acknowledgment (the “EPFA Consent”) with the investor signatory to that certain Equity Purchase Facility Agreement, dated as of July 16, 2026 (the “EPFA”), pursuant to which the Company may issue and sell to the investor up to $100.0 million of shares of Common Stock, subject to the terms and conditions thereof. Pursuant to the EPFA Consent, the investor consented to the Proposed Transactions, including with respect to any variable rate transaction thereunder, and provided a one-time waiver of applicable provisions of the EPFA, in each case solely with respect to the Proposed Transactions.

Exhibits

The foregoing descriptions of the Assignment, the Settlement Agreement, the Holders’ Approval, the July Note Consent and the EPFA Consent do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Settlement Shares are being issued to the Assignee Debenture Holder, as the existing holder of the Assigned Debenture, exclusively in exchange for the surrender, settlement and extinguishment of the Assigned Debenture, without the payment of any commission or other remuneration for soliciting such exchange, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 3(a)(9) thereof.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to the settlement of the Assigned Debenture, the issuance of the Settlement Shares, the Maturity Amendments, and the transactions contemplated by the agreements described herein, as well as statements, other than historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K.

Item 9.01 Financial Statements and Exhibits (d) Index of Exhibits

Exhibit No.	Description
10.1	Assignment and Assumption of Debenture, dated as of August 17, 2026, by and among Nata Solutions Inc., the Assignee Debenture Holder and Sadot Group Inc.
10.2	Debt Settlement and Share Issuance Agreement, dated as of August 17, 2026, by and between Sadot Group Inc. and the Assignee Debenture Holder
10.3	Written Approval and Consent of Holders, dated as of August 17, 2026, by the holders of the 8% Unsecured OID Debentures party thereto
10.4	Form of Consent, Waiver and Acknowledgment, dated as of August 17, 2026, by and between Sadot Group Inc. and the holder party thereto.
10.5	Form of Consent, Waiver and Acknowledgment, dated as of August 17, 2026, by and between Sadot Group Inc. and the investor party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.
By: /s/ Haggai Ravid
Name: Haggai Ravid
Title: Chief Executive Officer
Date: August 18, 2026